QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2003

FOREST OIL CORPORATION
(Exact name of registrant as specified in charter)

New York	1-13515	25-0484900
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1600 Broadway, Suite 2200, Denver, Colorado 80202

(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: 303.812.1400

Item 5. Other Events and Regulation FD Disclosure.

        On February 26, 2003, Michael B. Yanney resigned as a director of Forest Oil Corporation for personal reasons. The Board of Directors of Forest Oil Corporation has reduced the size of the Board to eight members effective immediately.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)
Dated: March 11, 2003	By:	/s/ NEWTON W. WILSON III Newton W. Wilson III Senior Vice President— Legal Affairs & Secretary

QuickLinks

  Item 5. Other Events and Regulation FD Disclosure.
SIGNATURES